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                                                                     EXHIBIT 2.9



                             HOLLINGER INTERNATIONAL INC.

                                                                January 15, 1998

Liberty Group Operating, Inc.
Green Equity Investors II, L.P.
Liberty Group Publishing, Inc.
c/o Liberty Group Publishing, Inc.
3000 Dundee Road, Suite 203
Northbrook, IL  60062

Dear Sirs and Madams:

               The purpose of this letter is to set forth our agreement with respect to the following matters relating to
(i) the Asset Purchase Agreement dated as of November 21, 1997 by and among Liberty Group Publishing, Inc. (the "Investor"), Green Equity Investors II, L.P. (the "Guarantor"), Liberty Group Operating, Inc. ("CNCO"), Hollinger International, Inc. (the "Company"), APAC-90 Inc. ("APAC-90"), American Publishing (1991) Inc. ("AP-91") and APAC-95 Inc. ("APAC-95"), and (ii) the Asset Purchase Agreement dated as of November 21, 1997, by and among the Investor, the Guarantor, CNCO, American Publishing Company of Illinois ("APC III"), the Company, APAC-90, AP-91 and APAC-95 (collectively, the Asset Purchase Agreements").

               The parties have agreed that the Closing Date (as defined in the Asset Purchase Agreement) shall be January 27, 1998. However, because it is impracticable to prepare balance sheets or other financial statements as of that Closing Date the parties have also agreed that (i) no financial statements are required to be prepared as of the Closing Date (although financial statements will be prepared in the ordinary course as of January 31, 1998) and (ii) the determination of the 1998 Net Cash Position and the Estimated 1998 Net Cash Position (each as defined in the Asset Purchase Agreements) shall be made with respect to the period from December 31, 1997 through January 31, 1998, so that the term "1998 Period" as used in each of the Asset Purchase Agreements shall be deemed to refer the period from December 31, 1997 through January 31, 1998.


                                            Very truly yours,

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                                            HOLLINGER INTERNATIONAL INC.

                                              By:   /s/ J. A. Boultbee
                                                 -------------------------

                                            AMERICAN PUBLISHING COMPANY
                                               OF ILLINOIS

                                              By:   /s/ J. A. Boultbee
                                                 -------------------------

                                            APAC 90 INC.

                                              By:   /s/ J. A. Boultbee
                                                 -------------------------

                                            AMERICAN PUBLISHING (1991) INC.

                                              By:   /s/ J. A. Boultbee
                                                 -------------------------

                                            APAC-95 INC.

                                              By:   /s/ J. A. Boultbee
                                                 -------------------------


Accepted and agreed to by:

LIBERTY GROUP PUBLISHING, INC.

  By: /s/ Kenneth L. Serota
     -------------------------

LIBERTY GROUP OPERATING, INC.

  By: /s/ Kenneth L. Serota
     -------------------------

GREEN EQUITY INVESTORS II, L.P.

  By: /s/ Gregory J. Annick
     -------------------------